  1  Team!    I know that Tuesday’s exciting announcement must have come as a total surprise to most of  you. Today I wanted to share some more information that I hope will amplify the excitement  you feel and answer some questions you may have regarding compensation and financial  stability.    Let me start by reiterating that Blackstone places significant value on our people and our  culture, and they are excited to leverage our platform so that we can grow our core business  and pursue additional innovative opportunities. With Blackstone’s financial wherewithal and  perpetual capital, we will now have the access to capital necessary to drive future growth and  additional acquisitions and off‐campus development activity.     Again ‐ this transaction with Blackstone is all about growth and what we are capable of building  together in the future. We are confident that becoming a Blackstone portfolio company will  create amazing opportunities for both our corporate team and for our team members in the  field.    Given all of the above, the ACC Board and Blackstone went to great lengths to ensure that our  team is rewarded for continuing to work hard in achieving the company’s operating and  financial objectives and is motivated to be part of the exciting future this opportunity affords.     First, we expect all property level employees will continue to perform their roles in the ordinary  course of business, with this transaction having minimal to no impact on property operations,  property level positions or compensation.  Specifically, the General Manager bonus pool will  continue to be administered per our current discretionary program.      As it relates to corporate team members, the company has an incredible opportunity before us!  We all need to stay focused, motivated and to keep executing. While change can be hard, we  do not want to be distracted and put the great business momentum we currently have at risk.  The Board and Blackstone took this into consideration and have created a transitionary  compensation program to help you stay focused and motivated, and to ensure you are fairly  compensated.    First, all of your unvested RSAs will vest at closing and will be redeemed for $65.47 per share.  We expect closing to occur in the third quarter of 2022. However, for the few of you who  previously elected to defer RSAs, and they are subject to a deferral election, payments on your  vested RSAs will generally be made in accordance with the deferred compensation plan.    Second, Blackstone and the Board’s compensation committee wanted to incentivize you to  continue your career with ACC and to be part of this new and exciting opportunity. As such, so  long as you continue to be an employee in good standing:  1) your current base salary is guaranteed for 12 months after closing    2  2) you will receive a cash bonus in January of 2023 in an amount not less than the cash  bonus you received in January of 2022  3) you will receive a “Deferred Cash Award” in January of 2023 in an amount not less than  the amount of the RSA award you received in January of 2022. This deferred cash award  will “cliff vest” at the end of three years – meaning that the full dollar amount of the  award will be paid all at once at that time, rather than vesting 1/5 each year over a five  year period like your RSAs have in the past.      Also, ACC intends to implement a new program to further protect your incentive compensation  for this year. If after closing, and prior to December 31, 2022, someone is terminated without  cause, then in concert with execution of a separation agreement, they will be paid:  1) our standard of 1 week of severance for each year of employment with ACC  2) a prorated cash bonus for the year, based on the amount you received in January 2022.  3) immediate award and vesting of the above referenced “Deferred Cash Award” paid on a  prorated basis, based on the amount of your RSA award received in January of 2022.     As you can see, our Board and Blackstone greatly value our greatest asset – you, the ACC Team,  and went to great lengths to ensure that you are as excited about this next stage as we are.     Team – once again, I hope you share my excitement, as we seize the opportunity this  transaction affords the company to leverage our growth and advance our mission to the next  level!    Bill    Bill Bayless  CEO  American Campus Communities  NYSE:ACC  5127321000    Additional Information and Where to Find It  In connection with the proposed transaction, ACC will file with the Securities and Exchange  Commission (the “SEC”) a proxy statement on Schedule 14A. Promptly after filing its definitive  proxy statement with the SEC, ACC will mail the definitive proxy statement and a proxy card to  each stockholder entitled to vote at the special meeting relating to the proposed transaction.  INVESTORS AND SECURITY HOLDERS OF ACC ARE URGED TO READ THE PROXY STATEMENT  (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT  DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT ACC FILES WITH THE SEC WHEN  THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT  THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy  statement and any other documents filed by ACC with the SEC (when available) may be  obtained free of charge at the SEC’s website at www.sec.gov or at ACC’s website at    3  www.americancampus.com or by writing to American Campus Communities, Inc., Attention:   Investor Relations, 12700 Hill Country Boulevard, Suite T‐200, Austin, TX 78738.    Participants in the Solicitation  ACC and its directors and certain of its executive officers may be deemed to be participants in  the solicitation of proxies from ACC’s stockholders with respect to the proposed transaction.  Information about ACC’s directors and executive officers and their ownership of ACC securities  is set forth in ACC’s proxy statement for its 2022 annual meeting of stockholders on Schedule  14A filed with the SEC on April 20, 2022 and subsequent documents filed with the SEC.    Additional information regarding the identity of participants in the solicitation of proxies, and a  description of their direct or indirect interests in the proposed transaction, by security holdings  or otherwise, will be set forth in the proxy statement and other materials to be filed with the  SEC in connection with the proposed transaction when they become available.    Cautionary Statement Regarding Forward Looking Statements  Some of the statements contained in this release constitute forward‐looking statements within  the meaning of the federal securities laws. Forward‐looking statements relate to expectations,  beliefs, projections, future plans and strategies, anticipated events or trends and similar  expressions concerning matters that are not historical facts. In some cases, you can identify  forward‐looking statements by the use of forward‐looking terminology such as “may,” “will,”  “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or  “potential” or the negative of these words and phrases or similar words or phrases which are  predictions of or indicate future events or trends and which do not relate solely to historical  matters. You can also identify forward‐looking statements by discussions of strategy, plans or  intentions.    The forward‐looking statements contained in this release reflect ACC’s current views about  future events and are subject to numerous known and unknown risks, uncertainties,  assumptions and changes in circumstances, many of which are beyond the control of ACC that  may cause actual results and future events to differ significantly from those expressed in any  forward‐looking statement, which risks and uncertainties include, but are not limited to: the  ability to complete the proposed transaction on the proposed terms or on the anticipated  timeline, or at all, including risks and uncertainties related to securing the necessary  shareholder approval and satisfaction of other closing conditions to consummate the proposed  transaction; the occurrence of any event, change or other circumstance that could give rise to  the termination of the merger agreement relating to the proposed transaction; risks that the  proposed transaction disrupts ACC’s current plans and operations or diverts the attention of  ACC’s management or employees from ongoing business operations; the risk of potential  difficulties with ACC’s ability to retain and hire key personnel and maintain relationships with  suppliers and other third parties as a result of the proposed transaction; the failure to realize  the expected benefits of the proposed transaction; the proposed transaction may involve  unexpected costs and/or unknown or inestimable liabilities; the risk that ACC’s business may  suffer as a result of uncertainty surrounding the proposed transaction; the risk that shareholder    4  litigation in connection with the proposed transaction may affect the timing or occurrence of  the proposed transaction or result in significant costs of defense, indemnification and liability;  effects relating to the announcement of the transaction or any further announcements or the  consummation of the transaction on the market price of ACC’s common stock.    While forward‐looking statements reflect ACC’s good faith beliefs, they are not guarantees of  future performance or events. Any forward‐looking statement speaks only as of the date on  which it was made. ACC disclaims any obligation to publicly update or revise any forward‐ looking statement to reflect changes in underlying assumptions or factors, of new information,  data or methods, future events or other changes. For a further discussion of these and other  factors that could cause ACC’s future results to differ materially from any forward‐looking  statements, see the section entitled “Risk Factors” in ACC’s Annual Report on Form 10‐K for the  year ended December 31, 2021 and in the other periodic reports ACC files with the SEC.